Exhibit 99.1

PYROPHYTE ACQUISITION CORP. II

PRO FORMA UNAUDITED BALANCE SHEET

JULY 24, 2025

	JULY 18, 2025	Pro Forma Adjustments			As Adjusted
		(Unaudited)			(Unaudited)
ASSETS
Cash	$243,915	$			$243,915
Prepaid expenses	198,432				198,432
Due from Sponsor	1,466,622				1,466,622
Total current assets	1,908,969		-		1,908,969
Cash held in Trust Account	175,000,000		25,411,500	(1)	200,411,500
Prepaid insurance - long term	80,353				80,353
Total Assets	$176,989,322		$25,411,500		$202,400,822

LIABILITIES, ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION, AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$318,076	$			$318,076
Accrued expenses	81,336				81,336
Total current liabilities	399,412		-		399,412
Deferred underwriting fees payable	7,875,000		1,524,690	(2)	9,399,690
Overallotment liability	160,650		(160,650	)(4)	-
Total liabilities	8,435,062		1,364,040		9,799,102

Commitments and Contingencies

Class A ordinary shares subject to possible redemption, 20,041,150 shares at $10.00 per share	175,000,000		24,939,227	(1)	200,411,500
			(1,496,354	)(2)
			1,968,626	(5)
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	-				-
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued or outstanding (excluding 17,500,000 Class A ordinary shares subject to possible redemption)	-				-
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,255,952 shares issued and outstanding (1)	726		(3	)(3)	723
Additional paid-in capital	-		472,273	(1)	-
			(28,337	)(2)
			3	(3)
			(1,968,626	)(5)
			1,524,687	(6)
Accumulated deficit	(6,446,466)		160,650	(4)	(7,810,503)
			(1,524,687	)(6)
Total shareholders’ deficit	(6,445,740)		(1,364,040)		(7,809,780)
Total Liabilities, Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$176,989,322		$25,411,500		$202,400,822

See Note to Pro Forma Unaudited Balance Sheet.

PYROPHYTE ACQUISITION CORP. II

NOTE TO PRO FORMA UNAUDITED BALANCE SHEET

JULY 24, 2025

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Pyrophyte Acquisition Corp. II (the “Company”) as of July 18, 2025, adjusted for the closing of the underwriters’ overallotment option and related transactions, which occurred on July 24, 2025, as described below.

On July 18, 2025, the Company consummated its initial public offering (“IPO”) of 17,500,000 units (the “units”). The units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $175,000,000. Each Unit consists of one Class A ordinary share, par value $0.0001 per share (the “Class A ordinary shares”) and one-half of one warrant (“public warrant”) of the Company. Each whole public warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. Simultaneously with the closing of the Public Offering, the Company completed the private sale of 5,050,000 warrants (the “private placement warrants”) at a purchase price of $1.00 per private placement warrant (the “private placement”) to Pyrophyte Acquisition II LLC (the “sponsor”) and the Company’s independent directors, generating gross proceeds to the Company of $5,050,000.

In connection with the IPO, the underwriters were granted a 45-day option from the closing of the IPO to purchase up to 2,625,000 additional Units to cover over-allotments, if any. On July 24, 2025, the underwriters partially exercised their over-allotment option to purchase an additional 2,541,150 Units at a purchase price of $10.00 per Unit, generating additional gross proceeds of $25,411,500. The underwriters forfeited their option to purchase an additional 83,850 Units.

In connection with the closing of the over-allotment option, the Sponsor forfeited 30,231 Class B ordinary shares of the Company, par value $0.0001 per share (the “founder shares”), resulting in the Sponsor holding an aggregate of 7,225,721 founder shares.  A total of $25,411,500 of the net proceeds from the sale of the over-allotment option Units was deposited in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”), bringing the aggregate proceeds deposited in the Trust Account to $200,411,500.

Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option are as follows:

	Pro Forma Entries	Debit ($)	Credit ($)
(1)	Cash held in trust account	25,411,500
	Class A ordinary shares subject to possible redemption		24,939,227
	Additional paid-in capital		472,273
	To record the sale of Underwriters’ over-allotment Units: 2,541,150 at $10.00/unit; par value of $0.0001

(2)	Class A ordinary shares subject to possible redemption	1,496,354
	Additional paid-in capital	28,336
	Deferred underwriting fees payable		1,524,690
	To record deferred underwriting fees on the sale of over-allotment Units (6.0% of $25,411,500 in proceeds)

(3)	Class B ordinary shares	3
	Additional paid-in capital		3
	To record forfeiture of 30,231 Class B ordinary shares, par value of $0.0001

(4)	Over-allotment option liability	160,650
	Accumulated deficit		160,650
	To record the and write-off the over-allotment option liability due to the forfeiture of the option by the underwriters.

(5)	Additional paid-in capital	1,968,626
	Class A ordinary shares subject to possible redemption		1,968,626
	To record accretion of ordinary shares subject to redemption to an amount of $10.00 per share.

(6)	Accumulated deficit	1,524,687
	Additional paid-in capital		1,524,687